EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Monolithic System Technology, Inc.

Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 24, 2006, relating to the consolidated financial statements, the effectiveness of Monolithic System Technology, Inc.’s internal control over financial reporting, and schedule of Monolithic System Technology, Inc. appearing in the Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP
San Francisco, California
March 13, 2006